EXHIBIT 99.1
American Healthcare REIT Declares Third Quarter 2024 Distribution

IRVINE, Calif., September 6, 2024 -- American Healthcare REIT, Inc. (NYSE: AHR) announced today that its board of directors has declared a quarterly distribution of $0.25 per share for the quarter ending September 30, 2024. The distribution will be payable in cash on or about October 18, 2024 to all holders of record of its common stock as of the close of business on September 20, 2024.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on outpatient medical buildings, senior housing, skilled nursing facilities and other healthcare-related facilities. Its properties are located in the United States, the United Kingdom and the Isle of Man.
SOURCE American Healthcare REIT, Inc.
Investor Contact:
Alan Peterson
VP, Investor Relations & Finance
(949) 270-9200
investorrelations@ahcreit.com

Media Contact:
Damon Elder
Spotlight Marketing Communications
(949) 427-1377
damon@spotlightmarcom.com